EX3.2

ARTICLES OF INCORPORATION
IN COMPLIANCE WITH CHAPTER 607, F.S.
ARTICLE I NAME
THE NAME OF THE CORPORATION SHALL BE:
GOLD ENTERTAINMENT GROUP, INC.

ARTICLE II PRINCIPAL OFFICE
THE PRINCIPAL PLACE OF BUSINESS/MAILING ADDRESS IS:
750 E. SAMPLE ROAD, POMPANO BEACH, FL 33064

AND A MAILING ADDRESS :
2805 EAST OAKLAND PARK BLVD., SUITE 363, FT. LAUDERDALE. FL 33306

ARTICLE III PURPOSE
THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED:
Any and all lawful business.

ARTICLE IV SHARES
THE NUMBER OF SHARES OF STOCK IS:
1.  Common Stock. The maximum number of shares of common stock that this corporation is authorized to have outstanding at any one time is 25,000,000,000 (25 billion) shares of common stock, $0.0001 par value per share.

2.  Preferred Stock.  (a) The maximum number of shares of preferred stock that this corporation is authorized to have outstanding at any one time is 50,000,000 (50 million) shares of preferred stock, no par value per share.

(b) Subject to the requirements of Chapter 607 of the laws of the State of Florida, the Board of Directors is authorized and empowered to issue shares of preferred stock in one or more series and with such designations, preferences and limitations as the Board of Directors, in its business judgment, determines is in the best interest of the corporation.

ARTICLE V INITIAL DIRECTORS AND/ OR OFFICERS
THE NAME(S) AND ADDRESS(ES) AND SPECIFIC TITLES:
Brian Stetten, 2805 EAST OAKLAND PARK BLVD., #363, FT. LAUDERDALE. FL 33306

ARTICLE VI INITIAL REGISTERED AGENT AND STREET ADDRESS
THE NAME AND FLORIDA STREET ADDRESS (P.O. BOX NOT ACCEPTABLE) OF THE REGISTERED AGENT IS:
     Corporate Creations Network Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens, FL 33410
ARTICLE VII INCORPORATOR
THE NAME AND ADDRESS OF THE INCORPORATOR IS:
Corporate Creations International, Inc.
11380 Prosperity Farms Road #221E
Palm Beach Gardens, FL 33410

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HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

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Signature/Registered Agent                                                                                        Date

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Signature/Incorporator                                                                                                 Date